Exhibit 99.1

Roth Resigns as CEO of Commerce Planet, Inc.

GOLETA, Calif.--(BUSINESS WIRE)--February 2, 2009--Commerce Planet, Inc. (CPLT.PK) today announced that Tony Roth, the company’s President and Chief Executive Officer, has resigned as an officer of the Company, effective immediately, citing that the sale of the company’s subsidiaries Consumer Loyalty Group (“CLG”) and Legacy Media was a sale of substantially all of the assets of the company as reported in the Current Report on Form 8-K filed with the SEC on January 27, 2009.

Roth will maintain his seat as the sole director on the company’s board of directors, and will continue to serve as a non-compensated director during the company’s transition of Iventa, LLC and the company’s ongoing litigation proceedings. Roth stated, “The sale of assets and associated liabilities of the CLG and Legacy Media business units has enabled management to cease its operations in Goleta, California. We are now focused on reaching resolve with the outstanding FTC investigation and numerous litigation proceedings, while weighing strategic alternatives for Iventa business operations.”

About Commerce Planet, Inc.

Commerce Planet, Inc. is an online marketing and tele-sales provider that offers media products, lead generation services, list database management, e-commerce solutions, web marketing, call center support and CRM tools to its client partners as well as through its own direct selling businesses. For more about Commerce Planet (CPLT.PK), visit our website at http://www.commerceplanet.com.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements as to management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products and services or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

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